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                                  Exhibit 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


  We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3) of SunGard Data Systems Inc. for the registration of 467,079 shares of its common stock and to the incorporation by reference therein of our report dated January 21, 1997 with respect to the consolidated financial statements and schedule of Infinity Financial Technology, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                 /s/ Ernst & Young LLP

                                 ERNST & YOUNG LLP


Palo Alto, California
December 18, 1997


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